As filed with the Securities and Exchange Commission on June 15, 2023

Registration No. 333-269101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVENT HOLDING CORP.

(Exact Name of Registrant as specified in its Charter)

Delaware	98-1560055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1765 Greensboro Station Place, 7th Floor

Tysons, Virginia 22102

(703) 226-3500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Jeannette Koonce

General Counsel and Corporate Secretary

1765 Greensboro Station Place, 7th Floor

Tysons, Virginia 22102

(703) 226-3500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Elizabeth A. Cooper, Esq.

William J. Allen, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Amendment”), filed by Cvent Holding Corp., a Delaware corporation (the “Company”), withdraws and deregisters all unsold securities registered under the Registration Statement on Form S-3 (File No. 333-269101) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on January 3, 2023.

On June 15, 2023, pursuant to an Agreement and Plan of Merger, dated as of March 14, 2023, by and among the Company, Capstone Borrower, Inc., a Delaware corporation (“Parent”), and Capstone Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in Part II to its Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company that remain unsold at the termination of the offering, the Company hereby removes from registration all securities under the Registration Statement that remained unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, State of Virginia, on June 15, 2023.*

CVENT HOLDING CORP.

By:	/s/ Jeannette Koonce
Name:	Jeannette Koonce
Title:	VP, General Counsel & Corporate Secretary

*	Pursuant to Rule 478 under the Securities Act no other person is required to sign this Post-Effective Amendment.